Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of this 17th day of July 2009 (the “Agreement”), is made by and among Fortune Finance Overseas Ltd., a British Virgin Islands company (the “Purchaser”), and Medan, LLC, a limited liability company formed under the laws of the State of Delaware (the “Seller”), and, with respect to Article VI only, PT Panganmas Inti Nusantara, an Indonesian company (the “Company”).

WITNESSETH:

WHEREAS, the Seller owns 12,750 shares of capital stock (the “Shares”) of the Company, which Shares represent 51% of the currently issued and outstanding capital stock of the Company; and

WHEREAS, the Purchaser is a shareholder of the Company and is familiar with the Company’s assets, prospects and financial condition; and

WHEREAS, the Seller desires to sell all of the Shares to the Purchaser, and the Purchaser desires to purchase all of the Shares from the Seller, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
SALE AND PURCHASE OF SHARES

1.1           Sale of Shares.  Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of the Seller and the Purchaser herein set forth, at the Closing (as defined below), the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, good and marketable title in and to the Shares, free and clear of all encumbrances, subject only to all necessary governmental approvals and consents.

1.2           Purchase Price.  The purchase price (the “Purchase Price”) to be paid by the Purchaser for the Shares is $1,675,000, payable by wire transfer in U.S. dollars.

ARTICLE II
THE CLOSING

2.1           Time of Closing.  The closing (the “Closing”) of the transactions contemplated hereby shall occur on the business day on which the Purchase Price is received by the Seller.  The Purchaser agrees to initiate a wire transfer of immediately available funds into a bank account designated in writing by the Seller promptly after TroyGould PC, its corporate counsel in Los Angeles, California notifies the Seller that is has received (i) an originally signed version of this Agreement that has been duly executed by the Seller, and (ii) the original stock certificates, as required by Section 2.2 below.  The Purchaser shall notify both the Seller and TroyGould PC by e-mail and/or facsimile of the initiation of the wire transfer (the “Wire Confirmation”).

2.2           Delivery of Seller Closing Documents.  Immediately following the execution of this Agreement, the Seller shall send to TroyGould PC, by overnight courier service, (i) a signed copy of this Agreement, and (ii) the two stock certificates representing all of the Shares, issued in the name of the Seller.  TroyGould PC shall hold the foregoing signed Agreement and stock certificates pending its receipt of the Wire Confirmation.  In the event that TroyGould PC has not received the Wire Confirmation by the close of business in Los Angeles, California, on July 24, 2009, unless otherwise instructed in writing by Seller, TroyGould PC shall promptly return the signed copy of this Agreement and both stock certificates, together with any other materials that it has received to the Seller, and this Agreement shall terminate.  By no later than July 22, 2009, the Seller shall sign and deliver to the Purchaser copies of the following instruments necessary to effect the sale and transfer of the Shares under Indonesian law:  (i)  Circular Resolution in Lieu of General Meeting of Shareholders’ Resolution; (ii) notice to the Company, signed by the Seller, notifying the Company if the Seller’s intention to release/sell the Shares; (iii) letter to the Company regarding the Company’s consent in accordance with the provision of the Company Article of Association for the sale/release of the Shares to the Purchaser; and (iv) the offer to sell the Shares to the Purchaser, as required by Indonesian law.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser that:

3.1           Title to Shares.  The Seller is the sole legal and beneficial owner of all of the Shares.  By the consummation of the purchase and sale contemplated hereby, the Purchaser is acquiring from the Seller good and marketable title to the Shares, free and clear of all liens, claims, encumbrances or restrictions, subject only to all  necessary governmental approvals and consents to such sale and purchase.

3.2           Authority to Execute and Perform Agreements.  The Seller has the full right, power and authority to enter into, execute and deliver this Agreement and to transfer, convey and sell the Shares to the Purchaser.  The Seller has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and to consummate the transactions contemplated herein, and any and all approvals required to be obtained from or by the members of the Seller, including any approvals required to be obtained from or by NutraCea (including its Board of Directors), have been duly obtained.

3.3           Non-contravention.  The execution and delivery of this Agreement, the consummation of the transactions contemplated in this Agreement and the compliance with the terms of this Agreement do not and will not:  (a) result in any breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any material agreement, commitment, understanding, arrangement or restriction of any kind to which the Seller is a party or to which the Seller or any of its properties is subject; (b) result in the creation of any lien upon, or any person obtaining the right to acquire, the Shares or any properties, assets or rights of the Purchaser; (c) violate in any material respect any law, ordinance, code, rule, regulation, decree, order or ruling of any court or governmental authority, to which the Seller or any of its properties is subject; or (d) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority to which the Seller or any of its properties is subject (other than the formal registration of the transfer of the Shares and governmental approvals necessary to comply with Indonesian law).

3.4           Enforceability.  This Agreement has been duly and validly executed by the Seller and (assuming the due authorization, execution and delivery by the Purchaser) constitutes the legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts.

3.5           Sufficiency of Funds.  Following the receipt by the Seller of the Purchase Price, the Seller shall (together with its other capital resources and its anticipated cash flows, payments and receipts) have sufficient funds to pay all of its projected obligations and liabilities, and to continue it operations in the ordinary course for at least 90 days following the date of this Agreement.  Assuming that the sale of the Shares is completed, the Seller currently has no plans to file any voluntary petition for protection under the bankruptcy laws within the 90 days following the date of this Agreement, and the Seller does not anticipate that it will take any such action during that 90-day period.

3.6           No Adverse Litigation.  The Seller is not a party to any pending litigation or any governmental or administrative proceeding which seeks to enjoin or restrict the Seller’s ability to sell or transfer the Shares hereunder, nor is any such litigation or proceeding threatened against the Seller.  Furthermore, there is no litigation or governmental or administrative proceeding pending or threatened against the Seller which will adversely affect the Seller’s ability to consummate the transactions contemplated herein or the Purchaser’s ownership of the Shares.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller that:

4.1           Organization; Authority; Due Authorization.  The Purchaser is duly organized, validly existing and in good standing, and has all requisite power, authority and approvals required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.  The Purchaser has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and to consummate the transactions contemplated herein.  This Agreement is the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

4.2           Enforceability.  This Agreement has been duly and validly executed by the Purchaser and (assuming the due authorization, execution and delivery by the Seller) constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts.

4.3           No Violation.  The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not (a) violate, conflict with, or constitute a default under any contract or other instrument to which the Purchaser is a party or by which it or its property is bound, (b) require the consent of any party to any material contract or other agreement to which Purchaser is a party or by which it or its property is bound, or (c) violate any law, ordinance, code, rule, regulation, decree, order or ruling of any court or governmental authority, to which the Purchaser or any of its properties is subject and will not result in the creation or imposition of any lien, charge or other encumbrance upon any rights or assets of Seller.

4.4           Information Regarding the Company.  The Purchaser has experience regarding, and has access to all aspects of the Company and its operations, has made its own investigations of the Company and, is knowledgeable and aware of all aspects of the Company, the financial condition of the Company, its tax status, all applicable matters related to Indonesian law, and the proposed business and operations of the Company.  Accordingly, the Purchaser hereby represents and warrants that it understands and agrees that the Seller is not making any representations or warranties regarding the Company or any other matter related to the Company other than the representations and warranties contained in Article III, above.

4.5           No Broker.  No broker, finder, agent or similar intermediary has acted for or on behalf of the Purchaser or is entitled to a fee or commission in connection with this Agreement or the transactions contemplated hereby.

ARTICLE V
INDEMNIFICATION

5.1           Indemnity of the Seller.  The Seller agrees to indemnify, defend and hold harmless the Purchaser from and against, and to reimburse the Purchaser with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, asserted against or incurred by the Purchaser by reason of, arising out of, or in connection with any material breach of any representation, warranty or covenant contained in this Agreement made by the Seller or in any document or certificate delivered by the Seller pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

5.2           Indemnity of the Purchaser.  The Purchaser agrees to indemnify, defend and hold harmless the Seller from and against, and to reimburse the Seller with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, asserted against or incurred by the Seller by reason of, arising out of, or in connection with any material breach of any representation, warranty or covenant contained in this Agreement or made by the Purchaser or in any document or certificate delivered by the applicable Purchaser pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

5.3           Indemnification Procedure For Third Party Claims.  A party (an “Indemnified Party”) seeking indemnification based on a claim by a party other than a party to this Agreement (a “third party”) shall give prompt notice to the other party (the “Indemnifying Party”) of any claim for indemnification arising under this Article V.  The Indemnifying Party shall have the right to assume and to control the defense of any third party claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party’s own cost and expense, including the cost and expense of attorneys’ fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action.  In the event, however, that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, and there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party.  No settlement of any such third party claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

ARTICLE VI
COVENANTS AND AGREEMENTS WITH THE COMPANY

6.1           Transfer Tax and Registration Fees.  The parties hereto acknowledge that, unless exempted under an international treaty, under Indonesian law a foreign seller of shares of an Indonesian company is required to pay the Indonesian taxing agencies a transfer tax upon the sale and transfer of shares of an Indonesian company.  Unless the foreign seller pays those taxes, the Indonesian agencies may levy the transfer tax on the Indonesian company whose shares are transferred, and the Indonesian company will thereafter have to pay the transfer tax.  The transfer tax is equal to 5% of the purchase price of the transferred shares.  Accordingly, unless the Seller is exempt from this transfer tax, the Seller is obligated to pay a transfer tax (“Seller’s Transfer Tax”) for the sale of the Shares (which tax is currently estimated to be $83,750).   If the Seller’s Transfer Tax is not exempted under an international treaty, and if the Seller does not pay the Seller’s Transfer Tax, the Company may be required to pay the Seller’s Transfer Tax after the Closing.  The Seller believes that it is exempt from the 5% Indonesian transfer tax based on an existing treaty between the U.S. and Indonesia.  In order to avail itself of the tax exemption, the Seller must deliver to the Company a Certificate of Domicile issued by the U.S. Department of the Treasury, in the form required under Indonesian law, that certifies, among other things, that the Seller is a U.S. corporation and a resident of the U.S. for purposes of U.S. taxation.  The Seller hereby agrees to use its commercial best efforts to obtain and to deliver a Certificate of Domicile to the Company within 45 days after the Closing.  In the event that at any time during the five years following the Closing the Company becomes obligated to pay the Seller’s Transfer Tax for any reason, including because the Seller either does not deliver a Certificate of Domicile to the Company, or notwithstanding the Certificate of Domicile the Indonesian authorities nevertheless require payment of the Seller’s Transfer Tax, the Seller hereby agrees to reimburse the Company for the full amount of the transfer taxes that the Company actually pays in Indonesia on behalf of the Seller.  The Seller hereby agrees to promptly reimburse the Company for any such transfer taxes upon presentation to the Seller of written evidence of the payment of such taxes on behalf of the Seller.

6.2           Consent to Transfer of the Shares.  The Company hereby consents to the sale and transfer of the Shares in the manner contemplated by this Agreement.

ARTICLE VII
MISCELLANEOUS

7.1           Survival of Representations, Warranties and Agreements.  All representations and warranties made by a party to this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing for two years.  Each of the parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this Agreement and not upon any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

7.2           Further Assurances.  If, at any time after the date of the Agreement, the parties shall consider or be advised that any further deeds, assignments or assurances in law or any other things are necessary, desirable or proper to complete the transactions contemplated herein or to vest, perfect or confirm, of record or otherwise, the title to the Shares or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to the Shares or rights and otherwise to carry out the purpose of this Agreement.

7.3           Notice.  All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

If to the Seller:

c/o NutraCea
5090 North 40th Street, Suite 400
Phoenix, AZ 85018
Attn: Leo G. Gingras
Facsimile:  (602) 522-7575

With a copy to:

Weintraub Genshlea Chediak Law Corporation
400 Capitol Mall, Suite 1100
Sacramento, CA 95818
Attn: Chris Chediak
Facsimile:  (916) 446-1611

If to Purchaser:

Fortune Finance Overseas Ltd.
Blk 140 Jalan Bukit Merah #10-1150,
Singapore 229664
Facsimile:  +65 67331866

With copy to:

TroyGould P.C.
1801 Century Park East, 16th Floor
Los Angeles, California  90067
Attn: Istvan Benko
Facsimile:  (310) 789-1426

7.4           Successors and Assigns.  This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.  This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

7.5           Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California applicable to agreements made and fully to be performed in the state, without giving effect to any conflicts of law principles thereof

7.6           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.7           Construction.  Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement.  References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement.  As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.  References to “business day” in this Agreement shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of Arizona are authorized or required by law or other government actions to close.

7.8           Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

SELLER:
MEDAN, LLC

By: /s/ Leo Gingras

PURCHASER:
FORTUNE FINANCE OVERSEAS LTD.

By: /s/ Authorized Signatory
With respect to Article VI only.

COMPANY:
PT PANGANMAS INTI NUSANTARA

By: /s/ Authorized Signatory